December 3, 1999

				EXHIBIT INDEX


Exhibit No.	 Description							Page

16               Letters from Sax, Macy, Fromm & Co., P.C.      5 - 6


December 2, 1999


Mr. Ronald C. Byer
President/Treasurer
Vertex Industries, Inc.
23 Carol Street
Clifton, NJ  07014

Dear Ron:

This is to confirm that the client-auditor relationship between Vertex Industries, Inc. (Commission File Number 0-15066), and Sax
Macy Fromm & Co., PC has ceased.

Sincerely,


/s/Sax Macy From & Co., PC
SAX MACY FROMM & CO., PC

/lr

cc:	Office of the Chief Accountant
	SECPS Letter File
	Securities and Exchange Commission
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